QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 2.1

        THIS AGREEMENT is made effective as of the 30th day of September, 2002,

B E T W E E N:

BROOKFIELD CALIFORNIA HOLDINGS INC., a corporation incorporated under the laws of California
(the "Vendor")
— and —
BROOKFIELD HOMES CORPORATION, a corporation incorporated under the laws of Delaware
(the "Purchaser")

RECITALS:

A.
The Vendor is, or prior to the closing will be, the beneficial and registered owner of 200,000 shares (the "Shares") of common stock, without par value, of Brookfield Homes Holdings Inc., a California corporation (the "Company"), representing all of the issued and outstanding shares of capital common stock of the Company;

B.
The Vendor wishes to sell and transfer to the Purchaser and the Purchaser wishes to acquire the Shares;

        NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Purchase and Sale

        As promptly as practicable after the date set forth above (the "Effective Date"), but in no event later than November 15, 2002, the Vendor shall sell and transfer to the Purchaser and the Purchaser agrees to purchase and acquire all of the Vendor's right, title and interest in and to the Shares on the terms and conditions contained herein.

2.    Purchase Price

        The purchase price of the Shares shall be US$2,000,000. The purchase price shall be payable by the Purchaser to the Vendor in cash by wire transfer to the Vendor in immediately available funds, or as otherwise agreed by the parties hereto (the "Funds") on or prior to December 31, 2002.

3.    Completion of the Transaction

        In furtherance of the completion of the foregoing, the Vendor shall deliver to Purchaser a stock certificate representing the Shares, duly endorsed for transfer to Purchaser or accompanied by a stock power duly completed and executed, transferring the Shares to Purchaser. The Purchaser shall deliver to Vendor the Funds in full payment thereof on or prior to December 31, 2002.

4.    Representations and Warranties

  (a)
  Each of the Vendor and the Purchaser hereby represents and warrants to the other as follows:

  (i)
  It is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, has all licenses, permits and authorizations necessary to carry on its business and is duly qualified to do business as a foreign corporation in each state where the nature of its business or the character of its assets makes any filing necessary.

    (ii)
    It has full power, authority and legal right to enter into this Agreement and the transactions contemplated hereby and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments or otherwise to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and the delivery of all the deeds, Agreements, certificates and other documents or instruments contemplated hereby.

    (iii)
    This Agreement has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

    (iv)
    Neither the execution or delivery by it of this Agreement or the other instruments, documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions and provisions hereof or thereof, will (a) conflict with or result in a breach by it of the terms, conditions or provisions of (i) its certificate of incorporation or by-laws, or (ii) any applicable license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority or of any determination or award of any arbitrator binding on it, or on any of its properties, or (iii) any agreement or instrument to which it is a party or by which it or any of its properties are bound or constitute a default thereunder.

  (b)
  The Vendor hereby represents and warrants to Purchaser that it has good and valid title to the Shares and, upon the transfer thereof to the Purchaser in accordance herewith, Purchaser shall acquire good and valid title to the Shares, free and clear of all liens and encumbrances.

5.    Nature of Sale

  (a)
  The Purchaser represents and warrants that it is familiar with the financial condition of the Company, its business and prospects, that it has had full opportunity to investigate and review the foregoing, and that it has received from the Company, answers and other information deemed necessary by it to consider in connection with its decision to invest in the Shares. The Purchaser is acquiring the Shares "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

  (b)
  The Purchaser represents and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933) and that it is acquiring the Shares for investment and for its own account and not with a view of distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

  (c)
  The Purchaser understands and acknowledges that the Shares have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Purchaser understands and acknowledges that the certificates representing the Shares may, for so long as required under the Securities Act bear a legend to that effect.

6.    Entire Agreement

        This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

7.    Assignment

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment.

8.    Headings

        Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section.

9.    Counterparts; Facsimile Signature

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile, and such agreement executed via facsimile shall have the same force and effect as an original document and shall be legally binding upon the parties.

10.  No Third Party Beneficiary

        This Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.  Further Assurances

        Each of the Vendor and the Purchaser hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

12.  Governing Law

        The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BROOKFIELD CALIFORNIA HOLDINGS INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President
BROOKFIELD HOMES CORPORATION
By:	/s/ SHANE PEARSON Name: Shane Pearson Title: Secretary

QuickLinks

  EXHIBIT 2.1